Exhibit 23.3



                          Independent Auditors' Consent



The Board of Directors
BankAtlantic Bancorp, Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                          KPMG Peat Marwick LLP



Fort Lauderdale, Florida
May 14, 1998